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                                                                    Exhibit 10.5
9 September 1999

Mr. Spencer Brown, Jr.
National Diversified Company
1700 N Valley Mills Drive
Suite 1
Waco, TX 76710

Reference: Manufacturing and Sales Agreement for TIPAZ

Dear Spencer,

We are sending you one copy of the executed Manufacturing and Sales Agreement for TIPAZ (TIPAZ Agreement.)

As we discussed with you and your staff this TIPAZ Agreement is exclusive of the Utility customers. In addition VAC will be paid for desert activity, undertaken in support of the TIPAZ Agreement. VAC agrees to perform this design activity at cost.

Please initial your concurrence below:

Agreed to:

Date: 9/9/99

By: /s./ Spencer Brown, Jr.
         Spencer Brown, Jr., CEO
National Diversified Co./ VIRTEX
Tipaz, Inc.

Best regards,

/s./ Ralph D. Genuario
     Ralph D. Genuario, President

VAC

VACCOPY

MANUFACTURING AND SALES AGREEMENT

This agreement is made and executed to be effective as of August ____, 1999, between Virginia Accelerator Corporation ("VAC") and Tipaz, Inc. ("TIPAZ").

WHEREAS, it is believed that VAC possesses the manufacturing capability to manufacture ZetronTM E-beam units on behalf of TIPAZ;

WHEREAS, TIPAZ is engaged in worldwide marketing of VOC and odor destruction equipment and processes and believes that its existing marketing efforts can be supplemented and/or complemented by the e-SCRUBTM units manufactured by VAC and TIPAZ desires to market and distribute these units on behalf of VAC; and

WHEREAS, each of the parties expects that by entering into this agreement, and by the full and faithful observance and performance of their various duties, obligations, and responsibilities, a mutually satisfactory relationship with the other will be established and maintained;

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THEREFORE, in consideration of the mutual covenants, the parties agree as follows:

1. FEASIBILITY. The parties agree to use their best efforts to cooperate assessing the economic and technical feasibility of VAC supplying electron beam equipment to TIPAZ.

2. MANUFACTURING FOR TIPAZ. In the event that it is determined that the project is economically and technically feasible, VAC would design, build (or sub-contract), assemble, and supply electron beam processing equipment to meet TIPAZ' specifications for its worldwide markets in VOC and odor destruction. It is understood that such electron beam processing equipment will be based, in part, on VAC's e-SCRUB TM design.

3. MARKETING OF VAC PRODUCTS.

A. VAC grants the non-exclusive right to TIPAZ to market and sell VAC's e-SCRUBTM units to any customer not listed on VAC's basic target list of customers. as described on Exhibit A, attached to this agreement.

B. VAC will sell e-SCRUB TM units to TIPAZ at its cost plus 10%.

C. Once a sale is made by TIPAZ to a customer, TIPAZ shall have exclusivity with respect to any future sales of products or purchases to such customer.

D. VAC further agrees not to directly or indirectly compete with TIPAZ for sales obtained or targeted by TIPAZ, through circumvention through the bidding process, initial representation, or otherwise.

4. ADVERTISING. VAC and TIPAZ will cooperate in providing for advertising and promotion of the e-SCRUB' products and processes. TIPAZ agrees to participate in, actively promote and faithfully comply with the terms and conditions of any advertising and merchandising program that may be established from time-to-time between VAC and its authorized distributors.

5. PRODUCT WARRANTY POLICY. VAC agrees to protect TIPAZ and hold it harmless from any loss or claim arising out of inherent defects or negligence in the design or negligence in the manufacturing of any of VAC's products. TIPAZ must give VAC immediate notice of any such loss or claim and cooperate fully with VAC in handling of the loss or claim. TIPAZ agrees to protect VAC andhold it harmless from any loss or claim arising out of the negligence of TIPAZ,its agents, employees, or representatives, in connection with the installation,use, sale, or servicing of VAC's products.

6. USE OF SUPPLIER'S NAME AND TRADEMARKS. TIPAZ will not use, authorize, or permit the use of the name "Virginia Accelerator Corporation" or any other trademark owned by VAC as part of its firm, corporate, or business name or in any other way, except to designate products purchased from VAC under the terms of this agreement. VAC shall obtain the exclusive use of any trademark or trade name used in connection with the manufacturing of the e SCRUBTM products and/or processes.

7. RELATIONSHIP OF PARTIES. During the term of this agreement, the relationship between VAC and TIPAZ is that of Vendor and Vendee. No agent or employee of either VAC or TIPAZ shall be deemed to be an agent or representative of the other party. Neither party will enter into any contract or


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commitment in the name of or on behalf of the other party, nor will either party be able to bind the other party in any respect whatsoever, except by written agreement of the parties.

8. TERM OF AGREEMENT. This Agreement will continue in full force and effect from and after the date as of which this agreement is executed until December 31, 2009, unless terminated by a party under the following terms and conditions:

(a) the other party (i) discontinues substantially all of its business; (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) makes an assignment for the benefit of its creditors:

(b)

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Further Parties Agree:

ARTICLE 9. This Agreement is non-transferable and cannot be assigned to any other company subsidiary or division without the expressed written consent by the other party.

ARTICLE 10. Should any invention be made by either VAC or TIPAZ during the course of this AGREEMENT, such invention conceived solely by employees of VAC shall belong exclusively to VAC, such invention conceived solely by TIPAZ shall belong exclusively to TIPAZ and such invention conceived jointly by employees of VAC and TIPAZ shall be jointly owed. Nothing contained in this AGREEMENT shall be deemed to grant any right or license to any patents or inventions owed by either party.

ARTICLE 11. Neither party will be responsible for delays nor failure of performance resulting from acts beyond the reasonable control of such party. Such acts will include, but not be limited to, acts of God, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, governmental regulations, power failure(s), earthquakes, or other disasters.

ARTICLE 12. To the extent that agents, employees or representatives of VAC or TIPAZ or their customers or contractors enter upon premises occupied by, or under the control of VAC, in the course of the performance of this Agreement, the parties shall take all necessary precautions to prevent the occurrence of any injury to any persons, or of any damage to any property arising out of acts or omissions of such persons, and except to the extent that any such injury or damage is due to the other party's negligence, shall indemnify the other party, its officers, employees and agents, against any loss, claim, damages, liability, expense (including reasonable attorneys' fees) and cause of action, whatsoever arising out of any act or omission of the party, its agents, or employees.

ARTICLE 13. This Agreement shall be deemed to be a contract made in the State of Virginia and shall be interpreted in accordance with the laws of the State of Virginia.

ARTICLE 14. Any dispute relating to the interpretation or performance of this Agreement will be resolved at the request of either party though binding arbitration. Arbitration will be conducted in the county of Alexandria located in the state of Virginia in accordance with the then-existing rules of the


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American Arbitration Association. Judgement upon any award by the arbitrators may be entered by a state or federal court having jurisdiction.

ARTICLE 15. In the event any action is brought to enforce this Agreement, the substantially prevailing party will be entitled to recover its cost of enforcement including, without limitation, reasonable attorneys' fees and court costs.

ARTICLE 16. All notices and demands will be in writing and will be served by personal service or mail at the address of the receiving party set forth in this Agreement. All notices or demands by mail will be by certified or registered mail, return receipt requested, or by nationally recognized private express courier, and will be deemed complete upon receipt.

ARTICLE 17. This Agreement, including the attached exhibits, constitutes the entire Agreement between VAC and TIPAZ' This Agreement supersedes, terminates, and otherwise renders null and void any and all prior or contemporaneous Agreements or contracts, whether written or oral, entered into between the parties with respect to the matters expressly set forth in this Agreement.

IN WITNESS WHEREOF, the parties below have signed their names with the intent to be legally bound by the terms of this Agreement as of the first date recited above.

TIPAZ, INC.

By: /s./ Spencer Brown, Jr.
         Spencer Brown, Jr., Chairman and CEO

VIRGINIA ACCELERATOR CORPORATION

By: /s./ Ralph Genuario
         Ralph Genuario, President